Exhibit 99.1

FAX NEWS RELEASE
For further information:
The Manitowoc Company, Inc.	Carl J. Laurino	Steven C. Khail
P. O. Box 66 • Manitowoc WI 54221-0066	Senior Vice President	Director of Investor Relations
Telephone: 920-684-4410 • Telefax: 920-652-9775	& Chief Financial Officer	& Corporate Communications
Internet: http://www.manitowoc.com	Direct Dial: 920-652-1720	Direct Dial: 920-652-1713
	Email: claurino@manitowoc.com	Email: skhail@manitowoc.com

NEWS For Immediate Release

MANITOWOC REVISES 2006 EARNINGS GUIDANCE UPWARD

MANITOWOC, Wis. - March 27, 2006 – The Manitowoc Company today announced that it expects first-quarter 2006 earnings per share to be at least $0.20 in excess of Wall Street average estimates. Because of this first-quarter performance and its outlook for the remainder of the year, the company is also increasing its annual GAAP earnings per share guidance range to $3.75-$4.00 from the $3.30-$3.60 per share range announced earlier this year. The GAAP earnings will include the change in accounting for stock option expense which is estimated to be $0.15, net of tax.

Chairman and chief executive officer Terry Growcock commented that “the crane business has continued to outperform even our own high expectations. We are extremely pleased with our success in working through production challenges common in this high demand environment. The very strong cyclical upswing in our crane market appears to have offset much of the seasonal softness we would typically see in the first quarter of the year. Both the Foodservice and Marine segments are performing in-line with levels planned at the beginning of the year.”

The Manitowoc Company, Inc. will provide a formal press release of its first-quarter 2006 earnings on April 25, 2006 and host an earnings conference call on April 26, 2006 at 9:00 AM Central time.

About The Manitowoc Company

The Manitowoc Company, Inc. is one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. As a leading manufacturer of ice-cube machines, ice/beverage dispensers, and commercial refrigeration equipment, the company offers the broadest line of cold-focused equipment in the foodservice industry. In addition, the company is a leading provider of shipbuilding, ship repair, and conversion services for government, military, and commercial customers throughout the U.S. maritime industry.

Forward-looking Statements

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Potential factors could cause actual results to differ materially from those expressed or implied by such statements. These statements and potential factors include, but are not limited to, those relating to:

•                  anticipated changes in revenue, margins, and costs,

•                  new crane and foodservice product introductions,

•                  successful and timely completion of facility expansions,

•                  foreign currency fluctuations,

•                  increased raw material prices, including steel prices,

•                  steel industry conditions,

•                  the risks associated with growth,

•                  geographic factors and political and economic risks,

•                  actions of company competitors,

•                  changes in economic or industry conditions generally or in the markets served by our companies,

•                  work stoppages and labor negotiations,

•                  government approval and funding of projects,

•                  the ability of our customers to receive financing, and

•                  the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures.

Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Company contact:
Carl J. Laurino
Senior Vice President & Chief Financial Officer
920-652-1720